UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest reported): February 28, 2003
ASSISTED LIVING CONCEPTS, INC.

(Exact name of registrant as specified in its chapter)

Nevada	1-13498	93-1148702

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11835 NE Glenn Widing Drive, Bldg. E, Portland, OR 97220-9057

(Address of principal executive offices) (Zip Code)

(503) 252-6233

(Registrant’s telephone number, including area code)

None

(Former name or former address, if changed since last report)

ITEM 5. OTHER EVENTS AND REGULATION FD DISCLOSURE

     On February 28, 2003, Assisted Living Concepts, Inc. (the “Company”) announced its financial results for the quarter and year ended December 31, 2002. The Company also announced that it has agreed to sell all nine of its facilities located in South Carolina. Net proceeds of the sale from six of the facilities will be used to redeem a portion of the Senior Notes issued in connection with the Company’s reorganization. The transaction is subject to numerous conditions of closing and is expected to close in the second quarter of 2003. A copy of the Company’s press release dated February 28, 2003 has been filed as an exhibit to this report on Form 8-K and is incorporated herein by reference.

     Certain statements contained in this press release and statements made by or on behalf of Assisted Living Concepts, Inc. relating hereto, including, without limitation, statements containing the words “will,” “believes,” “expects,” “estimates,” “forward,” “should,” and words of similar import, constitute forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Reform Act of 1995. These forward-looking statements may be affected by risks and uncertainties identified in our Annual Report on Form 10-K, including without limitation (i) our ability to control costs and improve operating margins, (ii) the possibility that we will experience a decrease in occupancy in our residences, which would adversely affect residence revenues and operating margins, (iii) our ability to operate our residences in compliance with evolving regulatory requirements, and (iv) the degree to which our future operating results and financial condition may be affected by a reduction in Medicaid reimbursement rates. In light of such risks and uncertainties, our actual results could differ materially from such forward-looking statements. Except as may be required by law, we do not undertake any obligation to publicly release any revisions to any forward-looking statements contained herein to reflect events and circumstances occurring after the date hereof or to reflect the occurrence of unanticipated events.

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ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

(a) and (b)	None.

(c)	The following document is furnished as an Exhibit to this Current Report on Form 8-K pursuant to Item 602 of Regulation S-K:

EXHIBIT NO.	DOCUMENT DESCRIPTION

99	Press Release of Assisted Living Concepts, Inc., dated February 28, 2003.

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASSISTED LIVING CONCEPTS, INC.

Date: March 6, 2003	By:	/s/ Matthew G. Patrick

	Name: Title:	Matthew G. Patrick Chief Financial Officer

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EXHIBIT INDEX

EXHIBIT NO.	DOCUMENT DESCRIPTION

99	Press Release of Assisted Living Concepts, Inc., dated February 28, 2003.

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